UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 12, 2013

Date of Report (Date of earliest event reported)

Bonanza Creek Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

410 17th Street, Suite 1400

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(720) 440-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           Bonanza Creek Energy, Inc. (the “Company”) is amending the Form 8-K filed on August 13, 2013 relating, among other things, to the hiring of William J. Cassidy to serve as the Company’s Executive Vice President and Chief Financial Officer.

The commencement date for Mr. Cassidy’s employment was changed to September 9, 2013.  Upon his commencement of employment, Mr. Cassidy entered into a standard indemnity agreement in the form the Company provides for all of its officers and directors, referenced as Exhibit 10.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-1/A filed on July 25, 2011.  A description of the indemnity agreement is contained in the section entitled “Compensation Discussion and Analysis — Indemnification” of the Company’s Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 30, 2013, and is incorporated herein by this reference.

Item 9.01                   Financial Statements and Exhibits.

(d)           Exhibits

10.1                        Form of Indemnity Agreement between Bonanza Creek Energy, Inc. and each of its directors and executive officers (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-1/A filed on July 25, 2011)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bonanza Creek Energy, Inc.

Date: September 11, 2013	By:	/s/ Christopher I. Humber
Christopher I. Humber
Senior Vice President, General Counsel and Secretary